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                                                                   Exhibit 10.27

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                         QUEST DIAGNOSTICS INCORPORATED
                                              AS ISSUER


                              THE BANK OF NEW YORK
                                              AS TRUSTEE

                     THE SUBSIDIARY GUARANTORS NAMED HEREIN
                                              AS SUBSIDIARY GUARANTORS

                        ---------------------------------

                          Fourth Supplemental Indenture

                            Dated as of July 21, 2000

                         -------------------------------




                                  $150,000,000

                   10 3/4 % Senior Subordinated Notes due 2006

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                          FOURTH SUPPLEMENTAL INDENTURE

                  Fourth Supplemental Indenture (this "Supplemental Indenture") dated as of July 21, 2000 between QUEST DIAGNOSTICS INCORPORATED, a Delaware corporation (the "Company") and THE BANK OF NEW YORK, as Trustee (the "Trustee").

                                   WITNESSETH:

                  WHEREAS, in accordance with Section 902 of the Indenture relating to the 10 3/4% Senior Subordinated Notes due 2006 of the Company (the "Securities"), dated as of December 16, 1996 (the "Indenture"), the Trustee, the Company and the Holders of at least a majority in principal amount at maturity of the Securities outstanding as of the date hereof desire to amend certain terms of the Indenture as described below;

                  WHEREAS, the Company intends to effect a receivables financing transaction whereby the Company's wholly owned subsidiary, Quest Diagnostics Receivables, Inc., a Delaware corporation, shall acquire accounts receivable from the Company and some Restricted Subsidiaries from time to time;

                  WHEREAS, in accordance with the terms of the Indenture, Holders of in excess of a majority in aggregate principal amount of the outstanding Securities have consented to the amendments set forth herein;

                  WHEREAS, the execution and delivery of this Supplemental Indenture has been duly authorized by the parties hereto and the Trustee has received an Opinion of Counsel pursuant to Section 903 of the Indenture, and all other acts necessary to make this Supplemental Indenture a valid and binding supplement to the Indenture and effectively amending the Indenture as set forth herein have been duly taken;

                  NOW, THEREFORE, the parties hereto agree as follows:

                  SECTION 101.  DEFINITIONS.

                  All capitalized terms used and not defined herein shall have the meanings ascribed thereto in the Indenture.

                  SECTION 201.  AMENDMENTS TO THE INDENTURE.

                  Subject to Section 3 hereof, the Indenture is hereby amended as follows:

                  (a) AMENDMENT TO SECTION 101. (1) Section 101 of the Indenture is hereby amended by adding the following definitions:

                  "Quest Diagnostics Receivables" means Quest Diagnostics Receivables Inc., the entity carrying out the transactions contemplated under the Receivables Credit Facility and the Sale Agreement or any successor entity thereof.


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                  "Receivables Credit Facility" means the Revolving Credit
Facility among the Company, as initial servicer, Quest Diagnostics Receivables, Blue Ridge Asset Funding Corporation and Wachovia Bank, N.A., as amended from time to time, which shall be entered into on or before September 30, 2000, including any and all renewals, refinancings, refundings, replacements thereof and renewals of such facility or any successor facility.

                  "Receivables Financing" means the receivables financing transaction contemplated by the Receivables Credit Facility, PROVIDED, HOWEVER, that:

                  (i) All accounts receivable and certain related rights acquired by Quest Diagnostics Receivables from the Company and the Restricted Subsidiaries from time to time shall be acquired on arms-length and commercially reasonable terms pursuant to the Sale Agreement;

                  (ii) The receivables shall be transferred to Quest Diagnostics Receivables by one or more of the following methods:

                           - by the Company or the Restricted Subsidiaries in exchange for cash collected by Quest Diagnostics Receivables from receivables previously transferred to it;

                           - by the Company or the Restricted Subsidiaries in exchange for cash borrowed by Quest Diagnostics Receivables under the Receivables Credit Facility;

                           - by the Company or the Restricted Subsidiaries in exchange for subordinated loans from the Company or the Restricted Subsidiaries, as the case may be, to Quest Diagnostics Receivables, each such subordinated loan to be evidenced by a promissory note; or

                           - by the Company as a capital contribution of receivables to Quest Diagnostics Receivables;

                  (iii) Any loans or advances from Quest Diagnostics Receivables to the Company shall be in the form of demand loans or advances bearing market interest rates to be agreed by the parties from time to time as permitted under the Receivables Credit Facility; and

                  (iv) Quest Diagnostics Receivables shall grant a security interest in the receivables, its demand advances to the Company and its rights under the Sale Agreement to the lenders under the Receivables Credit Facility to secure the performance of its obligations under the Receivables Credit Facility.

                  "Sale Agreement" means the Receivables Sale Agreement among Quest Diagnostics Receivables, the Company and certain Subsidiary Guarantors relating to the sale of accounts receivable by the Company and certain Subsidiary Guarantors to Quest Diagnostics Receivables, as amended from time to time, including any and all renewals and replacements of such agreement or any successor agreement.

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                  (2) Section 101 of the Indenture is hereby further amended by replacing the definition of "Permitted Investment" in its entirety with the following:

                  "Permitted Investment" means (i) any Investment in a Wholly Owned Subsidiary of such Person, (ii) securities either issued directly or fully guaranteed or insured by the government of the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than thirteen months from the date of acquisition thereof by such Person; (iii) time deposits and certificates of deposit, having maturities of not more than one year from the date of deposit, of any bank or trust company organized under the laws of the United States of America or any state thereof having capital and surplus in excess of $500 million and having peer group rating of B or better (or the equivalent thereof) by Thompson BankWatch, Inc. or outstanding long-term debt rated BBB or better (or the equivalent thereof) by S&P or Baa or better (or the equivalent thereof) by Moody's, (iv) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in Clauses (ii) and (iii) above entered into with any bank meeting the qualifications specified in Clause (iii) above, (v) commercial paper or master notes issued or guaranteed by an entity (other than commercial paper or master notes issued or guaranteed by an Affiliate or Related Person) rated A-1 or the equivalent thereof by S&P or P-1 (or the equivalent thereof) by Moody's, and in each case maturing within 180 days, (vi) securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof and rated at least A by S&P or MIG 2 by Moody's, (vii) money market funds rated AAm (or the equivalent thereof) by S&P or Aa (or the equivalent thereof) by Moody's or bond funds rated AAf (or the equivalent thereof) by S&P or Aa (or the equivalent thereof) by Moody's that invest in the foregoing items, (viii) any Investment in a Person that, as a consequence of such Investment, becomes a Restricted Subsidiary and that is engaged in a Permitted Business if (A) the Company would, at the time of such Investment and after giving pro forma effect thereto as if such Investment had been made at the beginning of the most recently ended four full fiscal quarter period for which internal financial statements are available immediately preceding the date of such Investment, have been permitted to Incur at least $1.00 of additional Debt pursuant to the Consolidated EBITDA Coverage Ratio test set forth in the first paragraph of Section 1008 and (B) immediately after giving effect to such Investment, the Company would have a Consolidated Net Worth not less than 95% of the Consolidated Net Worth of the Company immediately prior to such Investment, (ix) receivables owing to the Company or a Subsidiary of the Company if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, (x) extensions of trade credit made in the ordinary course of business and on customary terms, (xi) the letter of credit issued pursuant to the Credit Facility in favor of Kenneth W. Freeman to secure his pension benefits in an amount not to exceed $10 million, (xii) any Investment by the Company or a Restricted Subsidiary in Quest Diagnostics Receivables pursuant to the Receivables Financing; (xiii) any Investment in addition to Investments permitted to be made by Clauses (i) through (xii) above if the aggregate amount (including cash and the fair value of property other than cash, as determined by the Board of Directors) of such Investment, together with all other investments made pursuant to this Clause (xiii) and then held by the Company and its Restricted Subsidiaries (determined as of the time made), does not exceed $5 million.

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                  (b) AMENDMENT TO SECTION 1008. Section 1008 of the Indenture
is hereby amended by replacing clause (iv) of this section in its entirety with the following:

                      (iv) Debt owed by the Company to any Wholly Owned Restricted Subsidiary or Quest Diagnostics Receivables pursuant to the Receivables Financing or Debt owed by a Wholly Owned Restricted Subsidiary to the Company; PROVIDED, HOWEVER, that (a) any such Debt owing by the Company to a Wholly Owned Restricted Subsidiary shall be Subordinated Debt and (b) upon either (1) the transfer or other disposition by such Wholly Owned Restricted Subsidiary, Quest Diagnostics Receivables or the Company of any Debt so permitted to a Person other than the Company or another Wholly Owned Restricted Subsidiary or
                  (2) the issuance (other than directors' qualifying shares), sale, lease, transfer or other disposition of shares of Capital Stock (including by consolidation or merger) of such Wholly Owned Restricted Subsidiary or Quest Diagnostics Receivables to a Person other than the Company or another such Wholly Owned Restricted Subsidiary or, in the case of Quest Diagnostics Receivables, other than a Wholly Owned Subsidiary in accordance with Section 1022(d)(iv), the provisions of this Clause (iv) shall no longer be applicable to such Debt and such Debt shall be deemed to have been Incurred at the time of such transfer or other disposition or such issuance, sale, lease, transfer or other disposition;

                  (c) AMENDMENT OF SECTION 1015. Section 1015 of the Indenture is hereby amended by inserting the phrase "or (vii) such transaction is entered into pursuant to the Receivables Financing;" after "and (c) if the Consideration is greater than $15 million, then the determinations referred to in Clause (a) above, in addition to the action required by Clause (b) above, must also be confirmed by a nationally recognized investment banking firm (which may not be an Affiliate or Related Person of the Company), in a written opinion delivered to the Board of Directors of the Company prior to consummation of such transaction (or series of transactions);"

                  (d) AMENDMENT OF SECTION 1019. Section 1019 of the Indenture is hereby amended by:

                  a. inserting the phrase "PROVIDED, HOWEVER, that notwithstanding the foregoing, Quest Diagnostics Receivables may be designated as an Unrestricted Subsidiary on the date of the Supplemental Indenture; PROVIDED, FURTHER, that if Quest Diagnostics Receivables is so designated, it shall remain an Unrestricted Subsidiary for as long as the Receivables Credit Facility remains outstanding." after "and (iii) such change would not otherwise result (after the giving of notice or the lapse of time, or both) in an Event of Default" and

                  b. inserting the phrase "provided that the Receivables Credit Facility shall not be Unpermitted Debt" at the end of the section after

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                               "(y) such Debt is secured by a Lien on any
                               property or other assets of the Company and any of its Restricted Subsidiaries."

                  (e) ADDITION OF NEW SECTION. The following Section 1022 shall be inserted:

                  SECTION 1022.  RESTRICTIONS RELATING TO RECEIVABLES FINANCING.

                  (a) The Company shall cause Quest Diagnostics Receivables to pay a dividend to the Company on the date of the Supplemental Indenture in an amount equal to the initial amount borrowed by Quest Diagnostics Receivables under the Receivables Credit Facility on the date of the Receivables Credit Facility (such amount is estimated to be approximately $256 million). The Company shall use all of the dividend it receives from Quest Diagnostics Receivables on the date of the Supplemental Indenture to permanently pay down Debt under the term loan portion (but not the revolving portion) of the Credit Agreement dated as of August 16, 1999, as amended from time to time, among the Company; the guarantors party thereto; the banks named therein; Merrill Lynch & Co.; Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arranger and syndication agent; Banc of America Securities LLC, as joint lead arranger; Bank of America, N.A., as administrative agent; Wachovia Bank, N.A., as co-documentation agent and The Bank of New York, as co-documentation agent, which term loan was Incurred pursuant to the first paragraph of Section 1008.

                  (b) The Company shall permanently reduce the amount of term loans borrowed under the credit agreement described in subsection (a) or any and all renewals of, refinancings, refundings and replacements of such facility or any successor facility by an amount equal to the excess of (x) the total amount borrowed by Quest Diagnostics Receivables under the Receivables Credit Facility over (y) the initial amount borrowed by Quest Diagnostics Receivables under the Receivables Credit Facility on the date of the Receivables Credit Facility.

                  (c) The Company shall not sell, transfer or otherwise dispose of its shares in Quest Diagnostics Receivables to any Person other than to a Restricted Subsidiary and except as permitted under paragraph (d)(iv) below.

                  (d) The Company shall cause Quest Diagnostics Receivables to comply with the following covenants:

                               (i)  Quest Diagnostics Receivables will be a
                                    limited purpose entity whose primary
                                    activities are

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                                    restricted to purchasing or otherwise
                                    acquiring accounts receivable from the
                                    Company and any of its Subsidiaries,
                                    entering into agreements for the financing and servicing of the account receivables, and conducting such other activities as it deems necessary or appropriate to carry out its primary activities contemplated by the Receivables Credit Facility and the Sale Agreement.

                               (ii) Quest Diagnostics Receivables will not incur
                                    or permit to exist any Debt except: (x) Debt under the Receivables Credit Facility and
                                    (y) Debt owing to the Company or any Wholly
                                    Owned Subsidiary of the Company.

                               (iii) Quests Diagnostics Receivables will not
                                    Incur any Liens other than the Liens under the Receivables Credit Facility and Liens permitted under clause (ix) of the definition of Permitted Liens.

                               (iv) Quest Diagnostics Receivables will not merge
                                    into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) assets that would be material to Quest Diagnostics Receivables (whether directly by purchase, lease or other acquisition of the assets of such Person or indirectly by purchase or other acquisition of the capital stock of such other Person) other than (x) the acquisition of the receivables and other assets pursuant to the Sale Agreement and (y) any transaction, including a merger or consolidation with a Wholly Owned Subsidiary of the Company that has no Debt outstanding other than Debt owing to the Company or another Wholly Owned Subsidiary of the Company and whose activities are restricted to the same extent as Quest Diagnostics Receivables as set forth in this Section 1022(d), provided that the Company shall be bound by the same restriction as set forth in Section 1022(c) with respect to such Wholly Owned Subsidiary.

                  SECTION 301. CONFIRMATION; EFFECTIVENESS. As amended by this Supplemental Indenture, the Indenture and the Securities are ratified and confirmed in all respects and the Indenture as so amended shall be read, taken and construed as one and the same instrument. The provisions of this Supplemental Indenture shall become operative as of the date of this

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Supplemental Indenture. This Supplemental Indenture may be executed in any number of counterparts, each of which counterparts together shall constitute but one and the same instrument.

                  SECTION 401. TRUST INDENTURE ACT. If and to the extent that any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision included in this Supplemental Indenture or in the Indenture, which is required to be included in this Supplemental Indenture or the Indenture by the Trust Indenture Act of 1939, as amended (the "TIA"), such required provision of the TIA shall control.

                  SECTION 501. GOVERNING LAW. This Supplemental Indenture shall be deemed governed by, and construed in accordance with, the internal laws of the State of New York, but without giving effect to applicable principles of conflicts of law thereof to the extent that the application of the laws of another jurisdiction would be required thereby.

                  SECTION 601. RIGHTS OF TRUSTEE. Without limiting any other protections or rights afforded the Trustee at law, by contract or otherwise, the Trustee will be entitled to the full benefits afforded by Sections 6.03 and 6.04 of the Indenture in connection with its execution and delivery of this Supplemental Indenture.

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

                                       QUEST DIAGNOSTICS INCORPORATED


                                       By   /s/ Kenneth R. Finnegan
                                         ------------------------------
                                       Title:   Vice President

                                       THE BANK OF NEW YORK, as Trustee

                                       By
                                         ------------------------------
                                       Title:

                                       QUEST DIAGNOSTICS
                                       INVESTMENTS INCORPORATED

                                       QUEST DIAGNOSTICS
                                       FINANCE INCORPORATED

                                       By  /s/ Peter C. Fulweiler
                                         ------------------------------
                                       Title:  President

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                                       QUEST DIAGNOSTICS INCORPORATED (CA)
                                       QUEST DIAGNOSTICS INCORPORATED (CT)
                                       QUEST DIAGNOSTICS INCORPORATED (OH)
                                       QUEST DIAGNOSTICS INCORPORATED (MA)
                                       QUEST DIAGNOSTICS INCORPORATED (MD)
                                       QUEST DIAGNOSTICS INCORPORATED (MI)
                                       QUEST DIAGNOSTICS LLC (IL)
                                       QUEST DIAGNOSTICS  OF PENNSYLVANIA INC.
                                       QUEST MRL, INC.
                                       LABORATORY HOLDINGS INCORPORATED
                                       DIAGNOSTIC REFERENCE SERVICES, INC.
                                       DPD HOLDINGS, INC.
                                       METWEST INC.
                                       NICHOLS INSTITUTE DIAGNOSTICS
                                       QUEST HOLDINGS INCORPORATED (DE)
                                       QUEST HOLDINGS INCORPORATED (MD)
                                       QUEST HOLDINGS INCORPORATED (MI)
                                       QUEST DIAGNOSTICS HOLDINGS
                                          INCORPORATED (DE)
                                       QUEST DIAGNOSTICS CLINICAL
                                          LABORATORIES, INC. (DE)

                                       By   /s/ Kenneth R. Finnegan
                                         --------------------------
                                       Title:   Vice President


                                       PATHOLOGY BUILDING PARTNERSHIP

                                       By Quest Diagnostics Incorporated (MD)
                                          as General Partner

                                       By:  /s/ Kenneth R. Finnegan
                                          -------------------------
                                       Title:  Vice President







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